EXHIBIT 2

                ENGLISH TRANSLATION FOR INFORMATION PURPOSES ONLY

From:                                   SOCIETE GENERALE

Attention:                              Mr. Olivier RENOULT

Department:                             OPER/DAJ/BAC/OTC/SUP

Address:                                17, COURS VALMY, 92987 PARIS LA DEFENSE

Tel:                                    +33 1 42 13 63 75

Fax:                                    +33 1 42 14 71 43

To:                                     CAJA DE AHORROS Y PENSIONES DE BARCELONA

Attention:                              Mr. Antonio BRUFAU NIUBO
                                        DIRECTOR GENERAL

Address:                                AV. DIAGONAL 621-629, TORRE I

Tel:                                    +34 93 404 71 21

Fax:                                    +34 93 404 75.85

Date:                                   March 23th, 2004

Our reference:                          TAU637425


Dear Sir,

The purpose of this letter (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between SOCIETE GENERALE ("SG") and CAJA DE AHORROS Y PENSIONES DE BARCELONA ("La Caixa") on the Trade Date specified below (the "Transaction").

This confirmation constitutes a Confirmation as referred to in the ISDA Master Agreement specified below.

Master:

The definitions and provisions contained in the 2000 ISDA Definitions (the
<<2000 Definitions>>) and in the 1996 ISDA Equity Derivatives Definitions (the
<<Equity Definitions>>), (together <<the Definitions>>), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of August 10th, 1995 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

It is expressly confirmed that this transaction shall be excluded from the scope of the CSA dated June 12th 2003.

Terms:

The terms of the Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:                             March 23rd, 2004

Effective Date:                         March 26th, 2004

Termination Date:                       March 26th, 2007

Party A:                                Societe Generale

Party B:                                Caja de Ahorros y Pensiones de Barcelona
                                        (La Caixa)

Share:                                  TELEFONICA SA
                                        ("Codigo ISIN ES0178430E18").

Clearance System;                       The principal domestic clearance system
                                        customarily used for settling trades in
                                        the relevant Shares

Number of Shares ("N"):                 37.500.000

Currency Unit:                          EUR.

Exchange:                               Mercado Continuo Espanol.

Related Exchange:                       Mercado Oficial de Futuros y Opciones
                                        Financieros (MEFF).

Currency Business Day:                  TARGET Settlement Day.

Currency Unit:                          EUR.

Financial place for the
Purpose of determining business Day:    TARGET.

Calculation Agent:                      Societe Generale acting in good faith
                                        and in a commercially reasonable manner.
                                        If the other party
                                        objects, by notice, to a determination
                                        made by the Calculation Agent within
                                        three Exchange Business Days of notice
                                        of that determination, the parties shall negotiate in good faith during a maximum period of five Exchange Business Days, commencing on the date of receipt of the objection notice, to agree on a determination.

                                        Failing such agreement, Party A and
                                        Party B will, on a best efforts basis,
                                        designate, within one Exchange Business
                                        Day from expiry of the above five
                                        Exchange Business Day period, a mutually acceptable independent leading dealer in options on the Share (the Substitute Calculation Agent).

                                        If they are unable to agree on the
                                        Substitute Calculation Agent, each of
                                        the parties shall promptly choose an
                                        independent leading dealer in options on the Shares and instruct the parties so chosen to designate, within one Exchange Business Day from the date on which both independent leading dealers are chosen, a third independent leading dealer in options on the Share (the Substitute Calculation Agent).

                                        The determination of the Substitute
                                        Calculation Agent shall be binding upon
                                        the parties in the absence of manifest
                                        error. The costs of the Substitute
                                        Calculation Agent shall be borne equally by the Party A and Party B.

Reference Price ("RP"):                 12,07 euros.

Settlement Method:                      Physical Delivery or Cash Settlement at
                                        the option of Party B. Party B must
                                        notify its choice to Party A not later
                                        than 35 days prior to the Termination
                                        Date. In the absence of notification,
                                        Cash Settlement Method shall prevail.

(A)  Physical Delivery Method:

(i) On the Termination Date, Party B shall deliver to Party A the Number of Shares against payment by Party A of the Current Market Price (CMP) as agreed between the parties on the Valuation Date multiplied by the Number of Shares.

(a) Sections 6.2 and 6.5 of the Equity Definitions shall apply and the termination Date shall be deemed to be the << Settlement Date >> as defined in
Section 6.2.

(b) Sections 6.6, 6.8 and 6.9 of the Equity Definitions shall also be applicable.

(c)  Failure to Deliver: Applicable.

(d)  Valuation Date: three Business Days before the Termination Date.

(ii) The First Equity Amount Payer will pay on the Settlement Date, the First Equity Amount determined in accordance with the following:

First Equity Amount Payer:              Party B.

Equity Notional Reset:                  Not applicable.

Settlement Date:                        The Termination Date, subject to
                                        adjustment in accordance with the
                                        Following Business Day Convention.

First Equity Amount:                    If, on the Valuation Date, the
                                        Calculation Agent determines that the
                                        Current Market Price is greater than the Reference Price, then the First Equity
                                        Amount Payer shall pay the following
                                        amount:

                                        (CMP - RP) x N

(iii) The Second Equity Amount Payer will pay on the Settlement Date, the Second Equity Amount determined in accordance with the following:

Second Equity Amount Payer:             Party A.

Equity Notional Reset:                  Not applicable.

Settlement Date:                        The Termination Date, subject to
                                        adjustment in accordance with the
                                        Following Business Day Convention.

Second Equity Amount: If, on the Valuation Date, the Calculation Agent determines that the Current Market Price is lower than the reference Price, then the Second Equity Amount Payer shall pay the following amount:

                                        (RP - CMP) x N
(B) Cash Settlement Method:

(i) Purchase Averaging Period:          The 12 Exchange Business Days period
                                        ending on the third Business Day before
                                        the Termination Date. Before the
                                        beginning of this period, Party A has
                                        the right to adjust this period in case
                                        the liquidity of the Shares has changed, provided that in no event the Purchase
                                        Averaging Period will exceed 18 Exchange

                                        Business Days.

Settlement Price ("SP"):                The average price at which Party A buys
                                        the Number of Shares in the market
                                        during the Purchase Averaging Period.
                                        This price will not be 0.15% higher (the
                                        "Cost") than the average of the daily
                                        VWAP during the Purchase Averaging
                                        Period. The VWAP is the "Volume Weighted
                                        Average Price" of the Telefonica, S.A.
                                        Share as defined on Bloomberg in the
                                        column "CUSTOM" on the "TEF SM AQR"
                                        page, once selecting the "NORMAL" and
                                        "OFFICIAL CLOSE" condition codes.

                                        If Party B finds a financial institution offering a lower Cost, then Party A will either calculate the Settlement Price at this Cost or will accept to buy the Shares through this financial institution on the conditions under which Party A will buy the Shares during the purchase Averaging Period from this financial institution.

Averaging Date
Market Disruption:                      Postponement.

Valuation Date:                         First Business Day following the last
                                        day of the Purchase Averaging Period.

(ii) The First Equity Amount Payer pays on the Cash Settlement Payment date the First Equity Amount determined in accordance with the following:

First Equity Amount Payer:              Party B.

Equity Notional Reset:                  Not applicable.

Cash Settlement Payment Date:           The Termination Date, subject to
                                        adjustment in accordance with the
                                        Following Business Day Convention.

First Equity Amount:                    If, on the Valuation Date, the
                                        Calculation Agent determines that the
                                        Settlement Price is greater than the
                                        Reference Price, then the First Equity
                                        Amount Payer shall pay the following
                                        amount:

                                        (SP - RP) x N

(iii) The Second Equity Amount Payer pays on the Cash Settlement Payment Date, the Second Equity Amount determined in accordance with the following:

Second Equity Amount Payer:             Party A.

Equity Notional Reset:                  Not applicable.

Cash Settlement Payment Date:           The Termination Date, subject to
                                        adjustment in accordance with the
                                        Following Business Day Convention.

Second Equity Amount:                   If, on the Valuation Date, the
                                        Calculation Agent determines that the
                                        Settlement Price is lower than the
                                        Reference Price, then the Second Equity
                                        Amount Payer shall pay the following
                                        amount:

                                        (RP - SP) x N

Floating Amount:

The Floating Amount Payer pays on the Floating Payment Date a Floating Amount determined in accordance with the following:

Floating Amount Payer:                  Party A.

Notional Amount:                        452.625.000 euros.

Floating Payment Date:


------------------------------------ ----------------------------------
Beginning of the calculation         End of the calculation period and
period                               Floating Payment Date
------------------------------------ ----------------------------------
            26-mars-04                           26-avr-04
------------------------------------ ----------------------------------
             26-avr-04                           26-mai-04
------------------------------------ ----------------------------------
             26-mai-04                          25-juin-04
------------------------------------ ----------------------------------
            25-juin-04                          26-juil-04
------------------------------------ ----------------------------------
            26-juil-04                          26-aout-04
------------------------------------ ----------------------------------
            26-aout-04                          27-sept-04
------------------------------------ ----------------------------------
            27-sept-04                           26-oct-04
------------------------------------ ----------------------------------
             26-oct-04                           26-nov-04
------------------------------------ ----------------------------------
             26-nov-04                           27-dec-04
------------------------------------ ----------------------------------
             27-dec-04                          27-janv-05
------------------------------------ ----------------------------------
            27-janv-05                          28-fevr-05
------------------------------------ ----------------------------------

------------------------------------ ----------------------------------
            28-fevr-05                          29-mars-05
------------------------------------ ----------------------------------
            29-mars-05                           26-avr-05
------------------------------------ ----------------------------------
             26-avr-05                           26-mai-05
------------------------------------ ----------------------------------
             26-mai-05                          27-juin-05
------------------------------------ ----------------------------------
            27-juin-05                          26-juil-05
------------------------------------ ----------------------------------
            26-juil-05                          28-aout-05
------------------------------------ ----------------------------------
            28-aout-05                          26-sept-05
------------------------------------ ----------------------------------
            26-sept-05                           26-oct-05
------------------------------------ ----------------------------------
             26-oct-05                           25-nov-05
------------------------------------ ----------------------------------
             25-nov-05                           27-dec-05
------------------------------------ ----------------------------------
             27-dec-05                          26-janv-06
------------------------------------ ----------------------------------
            26-janv-06                          27-fevr-06
------------------------------------ ----------------------------------
            27-fevr-06                          27-mars-06
------------------------------------ ----------------------------------
            27-mars-06                           26-avr-06
------------------------------------ ----------------------------------
             26-avr-06                           26-mai-06
------------------------------------ ----------------------------------
             26-mai-06                          26-juin-06
------------------------------------ ----------------------------------
            26-juin-06                          26-juil-06
------------------------------------ ----------------------------------
            26-juil-06                          25-aout-06
------------------------------------ ----------------------------------
            25-aout-06                          26-sept-06
------------------------------------ ----------------------------------
            26-sept-06                           26-oct-06
------------------------------------ ----------------------------------
             26-oct-06                           27-nov-06
------------------------------------ ----------------------------------
             27-nov-06                           27-dec-06
------------------------------------ ----------------------------------
             27-dec-06                          26-janv-07
------------------------------------ ----------------------------------
            26-janv-07                          26-fevr-07
------------------------------------ ----------------------------------
            26-fevr-07                          26-mars-07
------------------------------------ ----------------------------------


Floating Rate Option:                   EUR-EONIA

                                        The average of the overnight daily
                                        EONIA for each calendar day of each
                                        Calculation Period (first day included,
                                        last day excluded). For non-Business
                                        Days, the fixing used shall be that of
                                        the prior Business Day.

                                        The average is calculated as follows:

                                        AVG =OvernightEONIAdailyfixings
                                        -------------------------------
                                                 Numberofdays

Designated Maturity:                    Average EONIA

Calculation Period:                     Period between two Floating Payment
                                        Dates

Spread:                                 -0,43%

Count Fraction:                         Actual/360.

Financial Place for
Business Days for the purpose
of determining the Floating Rate:       TARGET Settlement Day.

If Cash Settlement Method applies, Party B will pay to Party A at the Floating Payment Date the daily cost of financing of purchasing the Shares during the Purchase Averaging Period. The cost of financing will be calculated on the basis of the EONIA, of the number of shares bought at each date during the Purchasing Averaging Period and of the price of the purchases.

The Dividend Amount Payer pays on the Dividend Payment Date a Dividend Amount determined in accordance with the following:

Dividend Amount Payer:                  Party B.

Dividend Amount:                        An amount, if any, expressed in the
                                        Currency Unit, and equal to 100% of all
                                        gross dividends paid during the Dividend
                                        Period by the Issues of the Share
                                        multiplied by the Number of Shares. Only if the Cash Settlement Method is applied and if a dividend is paid during the Purchase Averaging Period, Party A will pay to Party B 100% of the gross dividend on the Number of Shares, which have been bought by Party A at the moment of the actual payment date of the Dividends.

Dividend Payment Date:                  The Dividend Payment Date scheduled to
                                        be the third Business day following the
                                        actual payment date of the Dividends.

Dividend Period:                        means, in respect of the Dividend Amount
                                        Payer, a period from, and excluding, the Effective Date to, but including the Termination Date.

Re-investment of Dividends:             Not applicable.

Adjustments:

Method of Adjustment:                   Calculation Agent Adjustment.

Early Termination:

Party B has the right, under normal market conditions and except during a period of 15 business days before the actual date of a dividend payment, upon a 3 Business Days notice to Party A to ask for the total or partial early termination of the Transaction. In such case, Party B has to notify to Party A the selected Settlement Method. In such a case, the Calculation Agent will determine (i) the applicable termination date (which will depend on the selected Settlement Method and the liquidity and volatility of the Shares on such date), and (ii) the cash amounts to be paid by party A or Party B depending on the method of settlement.

In case of a total or partial early termination at the proposal of Party B, in accordance with the preceding paragraph, during the first two years, Party B will pay to Party A an early termination fee of the following amount:

        0,05% x (Number of shares subject to the early termination x RP)

In case of a partial early termination, all the clauses included in this Confirmation will continue in force, except for the Number of Shares that must be diminished by the successive Shares affected by partial early termination/s.

In case of a total or partial early termination and if Party B chooses the Cash Settlement Method, the provisions regarding the Cash Settlement Method of this confirmation shall apply for the determination of the termination amount for the number of Shares subject to the early termination.

In case of a total or partial early termination and if Party B chooses the Physical Delivery Method, the provisions regarding the Physical Delivery Method of this confirmation shall apply for the determination for the Current Market Prices and of the termination amount for the number of shares subject to the early termination.

In case of a total or partial early termination, Party A will pay Party B the Floating Amount at the next Floating Payment Date without considering the effects of the early termination. Party B will pay to Party A at the next Floating Payment Date a cash amount equal to the capitalized EONIA on the number of Shares subject to the early termination x RP between the value date of the Early Termination and the next Floating Payment Date.

From the Trade Date to the Termination Date, any of the Parties may request the termination of the Transaction in case of Change in Law or Hedging Disruption or Loss of Stock Borrow as such terms are defined in the 2002 ISDA Equity Derivatives Definitions. For the purpose of this clause, Party A shall be deemed the Hedging Party and the Maximum Stock Loan Rate shall be deemed to be equal to 5% for at least ten consecutive Business Days. In this case, the Parties will negotiate in good faith the basis for the early termination of the Transaction. If the termination of the Transaction is requested by Party A during the initial period of this confirmation (1 year), Party A will pay Party B an indemnity equal to the following:

                          (0.43%) x Notional Amount x D
 where "D" equals the number of days from Trade Date to Early Termination Date.

Prorogation:

Forty days prior to the Termination Date, Party B may request Party A to postpone the Termination Date of the Transaction so as to roll-over the Transaction for successive periods of one year. Within ten days after receiving this request, Party A will notify Party B if it is possible to postpone the Termination Date and it will negotiate in good faith with Party B to accommodate such request.

Extraordinary Events:

Consequences of Merger Events and tender offers:

(a)  Share-for-Share:                   To be negotiated by both parties in good
                                        faith.

(b)  Share-for-Other:                   To be negotiated by both parties in good
                                        faith.

(c)  Share-for-Combined:                To be negotiated by both parties in good
                                        faith.

o    Nationalization or Insolvency:     Cancellation and Payment

o Upon the occurrence of any event affecting the Share which is not provided for in this Confirmation, the Agreement or the 1996 Equity Definitions, the Calculation Agent shall (a) determine the effect and consequence (including the cancellation for the Transaction) of such event and (b) calculate, as the case may be, the corresponding cancellation amount (according to section 9.7 of the 1996 ISDA Equity Definitions) or adjustment, if any, to be made to the Shares and any other variable of this Transaction.

Address for Notice:

-Notice to SG                           SOCIETE GENERALE, PARIS.
Attention                               Philippe PARMENON
Address:                                TOUR SOCIETE GENERALE, 17 COURS VALMY,
                                        92987 PARIS LA DEFENSE CEDEX
Tel:                                    +33 1 42 14 78 45
Fax:                                    +33 1 42 13 47 70.
--Notice to                             CAJA DE AHORROS Y PENSIONES DE BARCELONA
                                        ("La Caixa")
Attention                               Mr. Jose COLMENERO GOMEZ
Address                                 Avda. DIAGONAL 621-629, TORRE I, PTA 13,
                                        08028 BARCELONA
Tel:                                    +34 93 404 63 15
Fax:                                    +34 93 404 70 87

Account details:

-Payments to:                           SOCIETE GENERALE
Beneficiary:                            OPER/DAI/BAC/OTC/SLS
-Payments to:                           CAJA DE AHORROS Y PENSIONES DE BARCELONA
                                        ("La Caixa"):
Beneficiary Bank:                       CAJA DE AHORROS Y PENSIONES DE BARCELONA
                                        ("La Caixa")
Account Number:                         SWIFT: CAIXESBBXXX
Beneficiary:                            CAJA DE AHORROS Y PENSIONES DE BARCELONA
                                        ("La Caixa")
Account Number:                         (IBAN) ES40 2100 0555 3902 0017 7517

Governing Law:

English Law

Other provisions:

Both "La Caixa" and SG declare and warrant that they will provide to each other with all and any information that may be required to comply with "RD 377/1991 de 26 de marzo de participaciones significativas".

Relationship Between parties:

Each party represents to the other party:

     (a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of this transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

     (b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

     (c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of this Transaction.

     -----------------------------------------------------------

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

     Very truly yours

     We are very pleased to have executed this Transaction with you.

SOCIETE GENERALE                             CAJA DE AHORROS Y PENSIONES DE
                                             BARCELONA

/s/ Olivier Renoult                          /s/ Mr. Antonio Brufau Niubo
By: Olivier Renoult                          By: Mr. Antonio Brufau Niubo
Its: Head of OTC Equity Derivatives          Its: Director General

                    ------------I the undersigned Pierre-Yves DEMOURES, Head of Operations for SG Corporate and Investment Banking (SGCIB) of SOCIETE GENERALE, a French banking corporation registered as a societe anonyme in the Registre du Commerce et des Societes under number RCS Paris 552 120 222, ------------------------------------acting pursuant to powers granted to me on January 17th, 2003 by Mr. Jean-Pierre MUSTIER, Chief Executive Officer of SGIB SOCIETE GENERALE,--------------------------------------------hereby appoint Mr. Olivier RENOULT, Head of OTC Equity Derivatives Documentation Back-Office of SOCIETE GENERALE, without right of substitution, in its name and on its behalf, in order:
                    --------------------------------------------------to sign
                    confirmations of transactions and derivative transactions in securities, security indices, units of funds, bonds, including lending and borrowing, and confirmation of insurance derivative transactions including, but not limited to, catastrophe-linked or weather derivative transactions;
                    ------------------------------

                    ------------------to execute assignment and novation agreements, side letters or amendment agreements related to the transactions described above;
                    ------------------------------------------------------------
                    to sign acknowledgements of debt in favour of SGA Societe Generale Acceptance SA/NV and all documents related to such acknowledgements of debt; --------------------------------to execute and deliver all agreements and other documents that are necessary to perform this power of attorney.------

                    ------------In addition, I certify that the signature below is the true signature of Mr. Olivier RENOULT. --------

                    SOCIETE GENERALE

                    /s/ Olivier Renoult
                    By: Olivier Renoult
                    Its: Head of OTC Equity Derivatives


                    Executed in Paris, this __ day of October 2003